EXHIBIT 99.1
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iVoice [LOGO]
750 HIGHWAY 34
MATAWAN NJ 07747

PRESS RELEASE

                          IVOICE, INC. ANNOUNCES FIFTH
                       COMMON STOCK DIVIDEND/DISTRIBUTION
                                TO SHAREHOLDERS

MATAWAN, NJ -- SEPT. 15, 2004 -- iVoice, Inc. (OTC Bulletin Board: IVOC) announced today that it intends to distribute its entire holdings of 7.5 million Class A common stock shares of Corporate Strategies, Inc. to the company's shareholders. Once completed, this would be the fifth common stock dividend/distribution issued by the company to its shareholders so far this year. Previously announced spinoffs/distributions are Trey Resources, Inc., iVoice Technology, Inc., NGM TEC, Inc. and newly formed subsidiary iVoice Technology 2, Inc.

iVoice earlier announced that it has invested $750,000 in Corporate Strategies, a merchant banking firm located in Houston, Texas. The investment was in the form of 7.5 million shares of Class A common stock and $500,000 5% secured convertible debenture. Corporate Strategies is a diversified financial services organization involved in accounts receivable factoring, mortgage lending, oil and gas investments, and assorted other financial transactions. Corporate Strategies recorded sales in excess of $1.7 million in 2003 and pre-tax income in excess of $130,000.

iVoice Chairman and CEO Jerry Mahoney said, "iVoice is distributing 7.5 million shares of Corporate Strategies to our shareholder base. For every 1,164 shares of iVoice common stock owned on October 20, 2004, shareholders will receive a single share of Corporate Strategies Class A common stock. The distribution of shares will take place upon final approval by the board of directors of the terms and conditions of the distribution and the effectiveness of required Securities and Exchange Commission filings." The transactional documents with Corporate Strategies, including the current report on Form 8-K that was filed with the Securities and Exchange Commission, may be viewed at http://www.ivoice.com.

"As we said earlier, we have determined that the best way to create shareholder value, separate and apart from the operating performance of iVoice, is to implement spinoffs of subsidiary companies or distributions of non-affiliated entities by distributing shares of our various subsidiaries or non-affiliated entities to the iVoice shareholders. We will
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continue to seek acquisitions -- particularly in candidates that represent excellent growth potential, are in a viable and stable market segment and employ management teams committed to the organization's success," Mahoney said.

Tim Connolly, CEO of Corporate Strategies Merchant Bankers, said, "We are proud of the faith and capital placed in us by iVoice and look forward to the benefit of the support of the 24,000 shareholders of iVoice owning common stock in Corporate Strategies. We believe the foundation of a shareholder base of this magnitude will allow us to execute our vision of becoming the premier micro-cap merchant banking organization in the Southwest."

Following the distribution, iVoice will have the right to convert the $500,000 5% secured convertible debenture into Corporate Strategies Class A common stock.

iVoice, which previously announced that it has $6.8 million of cash available on its balance sheet, continues to have a strong cash position with ample financial resources to fund the company's cash requirements for additional opportunities. The cash will be used for general working capital needs, financing future growth, strategic acquisitions and possible investments in other companies.

ABOUT CORPORATE STRATEGIES, INC. MERCHANT BANKERS
Corporate Strategies is a merchant bank in the traditional European sense of the word. As the term has evolved from the 15th century to today, merchant banking describes an enterprise that not only finances a company's product or service, but also assists in developing a comprehensive business strategy. Corporate Strategies is comprised of seasoned executives with extensive experience in merchant banking, including business development and strategy, mortgage lending, public and private company corporate finance, capital markets research, human resources, due diligence and transaction execution. Corporate Strategies provides consulting services, working capital financing, and in select cases, makes direct equity investments in its client companies.

ABOUT IVOICE
iVoice, Inc. designs, manufactures and markets innovative speech-enabled applications and computer telephony communications systems. Customers include ADP, Michael's Stores, BJ's Wholesale Club, American Red Cross and JVC. Through a single integrated solution capable of processing thousands of interactions per hour, the company's products provide cohesive, easy voice access to messaging systems, including telephone calls, e-mails, faxes and voice mail. Interactive Voice Response products developed by iVoice allow PC databases to be accessed via voice or from a standard touch-tone telephone.

For more information on iVoice, please visit http://www.ivoice.com.
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A profile for investors on iVoice may be found at the website
http://www.hawkassociates.com/ivoice/profile.htm.
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An online investor kit containing iVoice press releases, SEC filings, current price Level II quotes, interactive Java stock charts and other useful information for investors can be found at http://www.hawkassociates.com and http://www.hawkmicrocaps.com. Investors may contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 852-2383, e-mail: info@hawkassociates.com.

THIS NEWS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, REGARDING AMONG OTHER THINGS OUR PLANS, STRATEGIES AND PROSPECTS -- BOTH BUSINESS AND FINANCIAL. ALTHOUGH WE BELIEVE THAT OUR PLANS, INTENTIONS AND EXPECTATIONS REFLECTED IN OR SUGGESTED BY THESE FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT ASSURE YOU THAT WE WILL ACHIEVE OR REALIZE THESE PLANS, INTENTIONS OR EXPECTATIONS. FORWARD-LOOKING STATEMENTS ARE INHERENTLY SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS. MANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS NEWS RELEASE MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "PLANNED," "WILL," "MAY," "INTEND," "ESTIMATED,"
AND "POTENTIAL," AMONG OTHERS. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL
RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS WE MAKE IN THIS NEWS RELEASE INCLUDE MARKET CONDITIONS AND THOSE SET FORTH IN REPORTS OR DOCUMENTS THAT WE FILE FROM TIME TO TIME WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. ALL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO IVOICE, INC. OR A PERSON ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THIS CAUTIONARY LANGUAGE.